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                                                                    Exhibit 23.2


                         INDEPENDENT AUDITORS' CONSENT


The Board of Directors
ChemFirst Inc.:

We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Interests of Named Experts and Counsel" in the registration statement.



/s/ KPMG Peat Marwick LLP
------------------------------
KPMG Peat Marwick LLP



Jackson, Mississippi
December 29, 1998